Exhibit 2.n.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated June 11, 1997, except as to Note 12, as to which the
date is August   , 1997, in the Registration Statement (Form N-2) and related
Prospectus of American Capital Strategies, Ltd. dated August 12, 1997.


                                          ERNST & YOUNG LLP

Washington, D.C.
August   , 1997

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The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the consolidated financial statements.

                                          ERNST & YOUNG LLP

Washington, D.C.
August 8, 1997